Exhibit 23.2



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of BNP Residential Properties, Inc. of our report dated January 13, 2004, except for Note 11 as to which the date is February 23, 2004, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Raleigh, North Carolina
October 7, 2004